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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles of our report dated February 14, 1996 relating to the consolidated financial statements of Trefoil Communications, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Los Angeles, California
September 25, 1997